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                                                                    EXHIBIT 99.3

                                     PROXY
                            COMMUNITY FIRST COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby constitutes and appoints             and
            , or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Community First Banking Company ("Community First"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the main office of Community First Bank located at 110 Dixie Street, Carrollton,
Georgia 30117 on             , 2001 at             , local time, and at any
adjournment or postponement thereof (the "Annual Meeting") upon the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Annual
Meeting of Shareholders, dated             , 2001, the receipt of which is
acknowledged in the manner specified below.

    1. MERGER. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of January 18, 2001 (the "Merger Agreement"), by and among First Deposit Bancshares, Inc., ("First Deposit") Douglas Federal Bank, FSB ("Douglas"), Community First and Community First Bank pursuant to which First Deposit and Douglas Federal will merge with and into Community First Bank, with First Deposit shareholders receiving, at their election and subject to certain allocation provisions, either $19.375 in cash or 0.94512 shares of Community First common stock in the merger in exchange for each of their shares of First Deposit common stock.
       FOR  / /              AGAINST  / /              ABSTAIN  / /

    2. ELECTION OF DIRECTORS. To elect Gary M. Bullock, Jerry L. Clayton and Dean B. Talley as Class I directors to serve a three-year term (except as marked to the contrary below);
       FOR  / /              AGAINST  / /              ABSTAIN  / /
       INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

    3. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Porter Keadle Moore, LLP as Community First's independent public accountants for fiscal 2001.
       FOR  / /              AGAINST  / /              ABSTAIN  / /

    4. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 3 ABOVE AND FOR THE NOMINEES LISTED IN PROPOSAL 2.

    Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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    DATED:             , 2001                          ------------------------------------------------
                                                       Signature
                                                       ------------------------------------------------
                                                       Signature if held jointly
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    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF COMMUNITY FIRST
COMPANY, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

            I ____will      ____will not attend the Annual Meeting.